                                   EXHIBIT 12

                                   EXHIBIT 12

                       BELLSOUTH TELECOMMUNICATIONS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                        THREE MONTHS       ----------------------------------------------------
                                                    ENDED MARCH 31, 1995     1994       1993       1992       1991       1990
                                                    --------------------   --------   --------   --------   --------   --------
  1.  Earnings
       (a)  Income from continuing operations
            before deductions for taxes and
            interest..............................        $  995.6         $3,606.0   $2,034.1   $3,014.4   $2,722.5   $2,930.1
       (b)  Portion of rental expense
            representative of interest factor.....            18.2             80.3       79.7       86.5       74.8       88.2
                                                          --------         --------   --------   --------   --------   --------
            Total.................................        $1,013.8         $3,686.3   $2,113.8   $3,100.9   $2,797.3   $3,018.3
                                                    ====================    =======    =======    =======    =======    =======
  2.  Fixed charges
       (a)  Interest..............................        $  144.0         $  568.5   $  586.2   $  598.6   $  649.8   $  626.2
       (b)  Portion of rental expense
            representative of interest factor.....            18.2             80.3       79.7       86.5       74.8       88.2
                                                          --------         --------   --------   --------   --------   --------
            Total.................................        $  162.2         $  648.8   $  665.9   $  685.1   $  724.6   $  714.4
                                                    ====================    =======    =======    =======    =======    =======
Ratio (1 divided by 2)............................            6.25             5.68       3.17       4.53       3.86       4.23
                                                    ====================    =======    =======    =======    =======    =======